Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (No. 333-87948) on Form S-8 of Cimarex Energy Co. of our report dated June 25, 2004, pertaining to the financial statements and supplemental schedule of the Cimarex Energy Co. 401(k) Plan as of and for the year ended December 31, 2003 appearing in this Annual Report on Form 11-K of Cimarex Energy Co. 401(k) Plan.

/s/ Anton Collins Mitchell LLP

Denver, Colorado
June 25, 2004